EXHIBIT 10.11

LEASE AGREEMENT

April 22, 2008

China Logistics Group, Inc., a Florida company, (“China Logistics”) agrees to lease from ETI International, Inc., a California company, (“ETI”), the property located at 7300 Alondra Blvd., Suite 108, Paramount, CA 90723, upon the following terms and conditions:

1.

The term of this agreement shall begin on May 1, 2008 and terminate on April 30, 2010.

2.

Monthly rent of $5,000.00 is payable in advance on the first calendar day of each calendar month payable to ETI.

3.

China Logistics shall occupy 668 square feet of office space at 7300 Alondra Blvd., Suite 108, Paramount, CA 90723 dedicated to China Logistics.

4.

In exchange for the $5,000 ETI shall provide the following:

a.

office furniture, office supplies, and necessary communication equipment including but not limited to phones, fax machine, printer, computer, and internet access.

b.

a separate phone and fax line dedicated to China Logistics, which shall be provided to China Logistics.

c.

Address public inquiries about China Logistics in the form of phone call, fax, and/or email.

d.

Staff the offices from Monday to Friday, 8:00am-5:00pm.

e.

Deliver professional presentation on behalf of China Logistics.

f.

Assist China Logistics management in communicating with investor relations consultants and reporting significant events about China Logistics.

g.

Provide utility services for the office space, including but not limited to water, electricity, air conditioning, cleaning services, etc.

CHINA LOGISTICS GROUP, INC.		ETI INTERNATIONAL, INC.

/s/ V. Jeffrey Harrell	5/6/08	/s/ Davy Shum	5/06/08
Sign Name	Date	Sign Name	Date

V. Jeffrey Harrell		Davy Shum
Print Name		Print Name